Exhibit 32

CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Great Lakes Bancorp, Inc. (the "Company") on Form 10-QSB for the period ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Andrew W. Dorn, Jr. and Kim S. Destro, Chief Executive Officer and Chief Financial Officer, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

  The Report fully complies with the requirements of section 13(a)or 15(d) of the Securities Exchange Act of 1934; and,

  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Andrew W. Dorn, Jr.
Andrew W. Dorn, Jr.
President & Chief Executive Officer
August 11, 2003

/s/ Kim S. Destro
Kim S. Destro
Vice President & Chief Financial Officer
August 11, 2003

This certification is being furnished solely to accompany this Form 10-QSB pursuant to 18 U.S.C. Section 135D, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise, and is not to be incorporated by reference into any filing of the Company unless such incorporation is expressly referenced therein.